UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): August 13, 2007

g8wave Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	13-3513270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 Brookline Avenue, Suite 201 Boston, Massachusetts	02215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 425-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

On August 14, 2007, we filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Form 8-K”), with respect to the Agreement and Plan of Merger, dated as of August 13, 2007, by and among us, G8Wave, Inc., a privately held Delaware corporation, and G8Wave Acquisition Corp., a newly formed wholly-owned Delaware subsidiary of ours (“Acquisition Sub”), whereby Acquisition Sub was merged with and into G8Wave, Inc., and G8Wave, Inc. became a wholly-owned subsidiary of ours. Following the merger, we changed our name from International Food and Wine Consultants, Inc. to g8wave Holdings, Inc. and succeeded to the business of G8Wave, Inc. as our sole line of business and G8Wave, Inc. changed its name to g8wave, Inc.

On August 13, 2007, we filed with the SEC a Quarterly Report on Form 10-QSB for the fiscal quarter ended July 31, 2007, which relates to our business and operations during such pre-merger period. We are filing this amendment to the Form 8-K in order to include a Management’s Discussion and Analysis or Plan of Operation relating to the financial condition and results of operations of g8wave, Inc. as of, and for each of the fiscal quarters ended June 30, 2007 and 2006, as well as financial statements and related notes for such periods, and to accurately reflect the number of shares of our common stock that were issued in the merger of the former holders of g8wave, Inc.'s common stock.

Item 2.01	Completion of Acquisition or Disposition of Assets

The Managements’ Discussion and Analysis or Plan of Operation section contained in Item 2.01 of the Form 8-K is hereby amended and restated in its entirety as follows:

Management’s Discussion and Analysis or Plan of Operation

Recent Events

Prior to August 13, 2007, we were a public shell company without material assets or liabilities. On August 13, 2007, g8wave, Inc. completed a reverse merger with our subsidiary, pursuant to which G8Wave, Inc. became our wholly-owned subsidiary and we succeeded to the business of g8wave, Inc. as our sole line of business and the former security holders of g8wave, Inc. became our controlling stockholders. For financial reporting purposes, g8wave, Inc. was considered the accounting acquiror in the reverse merger. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations below are those of g8wave, Inc. and do not include our historical financial results. All costs associated with the reverse merger were expensed as incurred.

In connection with our reverse merger and name change to g8wave Holdings, Inc., the trading symbol of our common stock was changed to “GEWV.OB”, effective August 30, 2007.

On August 27, 2007, we hired William Duke as our Chief Financial Officer. Mr. Duke replaced Richard Gallagher, who served as our Interim Chief Financial Officer from August 13, 2006 to August 27, 2007.

Overview

We provide mobile content distribution, mobile marketing applications and consulting and mobile community development services.

We are continuing to expand our proprietary mobile services technology platform and social network infrastructure. We distribute our content though some of the world’s leading wireless carriers and provide our services to a wide array of corporate and media clients. Our products and services impact social communities and branded communities. We deliver community-based content and applications including community-oriented products, information products, download products, interactive products and mobile marketing products.

We are the developer and owner of unique content which is distributed through exclusive social and branded communities. Additionally, we license content from leading music bands and other third parties.

Our technology platform enables clients to access Internet services (including streaming video and messaging) through a variety of protocols, including: WAP (wireless access protocol), MMS (multimedia messaging services), SMS (short messaging service) and Java. Our technology platform delivers messages and content directly to the user through the operator’s own connection, without the need for intermediaries.

Results of Operations

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

The selected historical financial information presented below is derived from our audited consolidated financial statements for the years ended December 31, 2005 and 2006.

The acquisition of all of the outstanding capital stock of g8wave, Ltd. on April 21, 2006, was treated for accounting purposes as a dividend, and the transaction has been accounted for as a purchase. We accounted for the acquisition using the purchase method of accounting. Therefore, the historical financial statements of the predecessor entity are reflected as our historical financial statements.

The following discussion and analysis should be read in conjunction with the financial statements and accompanying notes.

Revenue

Revenue for the years ended December 31, 2006 and 2005 is derived primarly from telecommunications arrangements and from mobile marketing services.  Our revenue decreased by approximately $4,635,114, or 33%, for the year ended December 31, 2006 as compared to the same period in 2005. This decrease is primarily attributable to our decision in 2005 to gradually shift our focus from dating markets to mobile entertainment and mobile marketing, which we believe offers greater potential for future growth.

Compensation and benefits

Our compensation and benefits expenses increased by approximately $1,370,000 (53%) for the year ended December 31, 2006 as compared to the same period in 2005. As our industry and company continue to grow and develop, we are continuing to fill key positions in an effort to leverage our prospects and growth, and expect that our compensation and benefits expense will also increase. The increase was entirely attributable to the opening and staffing of our U.S. headquarters.

Consulting and professional fees

Our consulting and professional fees increased by approximately $615,000 (39%) for the year ended December 31, 2006 as compared to the same period in 2005. This increase in consulting fees for the year ended December 31, 2006 is due to the opening of our U.S. headquarters and the related expansion of business in the U.S. and primarily attributable to consulting agreements with Simmons/Abramson Marketing, Segnana, Arthean, and BuzzTone.

Stock-based Compensation

For the year ended December 31, 2006, we have recorded approximately $26,575, as compared to $0 for the year ended December 31, 2005, in non-cash, stock-based compensation primarily related to the issuance of stock options to employees. The compensation expense has been determined using the Black-Scholes fair value method. In the year ended December 31, 2006, the expense reflects the grant of stock options under FAS 123R.

Depreciation and Amortization

Depreciation and amortization expense for the year ended December 31, 2006 increased by approximately $96,000 when compared to the same period in 2005. This increase is primarily attributable to the write-off of the purchase of a trademark.

Selling, General and Administrative Expenses

Our selling, general and administrative costs increased approximately $2,851,000 (76%) for the year ended December 31, 2006 when compared to the same period in 2005. This increase is primarily attributable to additional staffing and the opening and staffing of our US headquarters.

Six Months Ended June 30, 2007 Compared to the Six Months Ended June 30, 2006

Revenue

Revenue for the six months ended June 30, 2007 and 2006 is derived primarily from telecommunications arrangements and from mobile marketing services. Our revenue decreased by approximately $1,041,000, or 22%, for the six months ended June 30, 2007 as compared to the same period in 2006. This decrease is primarily attributable to our decision to gradually shift our focus from dating markets to mobile entertainment and mobile marketing, which we believe offers greater potential for future growth and higher gross margins. Gross profit decreased by approximately $278,000 in this same period as compared to that of the prior year, primarily due to the reduced revenues. Gross profit as a percent of revenue increased to 34% for the six months ended June 30, 2007 from 32% for the same period of the prior year.

Compensation and benefits

Our compensation and benefits expenses increased by approximately $440,000 (26%) for the six months ended June 30, 2007 as compared to the same period in 2006. The increase is attributable to the continued staffing of our U.S. headquarters which began in the first quarter of 2006. As our industry and company continue to grow and develop, we are continuing to fill key positions in an effort to leverage our prospects and growth and expect that our compensation and benefits expense will increase accordingly.

Consulting and professional fees

Our consulting and professional fees decreased by approximately $106,000 (21%) for the six months ended June 30, 2007 as compared to the same period in 2006. This decrease in consulting and professional fees is an offset to the increase in compensation and benefits expenses. The Company hired full-time employees to perform functions that had been previously performed under consulting arrangements.

Selling, General and Administrative Expenses

Our selling, general and administrative costs increased approximately $278,000 (9%) for the six months ended June 30, 2007 as compared to the same period in 2006. This increase is primarily attributable to the continued staffing of our U.S. headquarters which began in the first quarter of 2006.

Liquidity and Capital Resources

As of June 30, 2007, we had cash and cash equivalents of $1,747,540. We have historically met our liquidity requirements through equity financings.

Cash flows generated from operating activities during the six months ended June 30, 2007 were not sufficient to offset our operating expenditures. We expect that the funds from our recent private placement which closed on August 13, 2007 will fund our operations for a period of approximately 12 months. However, it will be necessary for us to secure additional financing in the future to support our operations. Our future capital requirements and the adequacy of our available funds will depend on many factors, including our ability to successfully commercialize our services, competing technological and market developments and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement our product and service offerings.

Private Placement

In connection with the reverse merger, on August 13, 2007, we completed a private placement, pursuant to which we issued 1,783,262 shares of common stock and four-year redeemable warrants to purchase 891,631 shares of common stock at an exercise price of $2.25 per share, for aggregate gross proceeds of $2,675,000. We raised net proceeds of $2,442,093 in the private placement after fees and expenses, which we currently intend to use to acquire additional content and to expand our distribution capabilities in the U.S., Europe and Asia Pacific, as well as for product development and working capital.

Critical Accounting Policies and Estimates

We rely on the use of estimates and make assumptions that impact our financial condition and results. These estimates and assumptions are based on historical results and trends as well as our forecasts as to how results and trends might change in the future. Although we believe that the estimates we use are reasonable, actual results could differ from those estimates.

We believe that the accounting policies described below are critical to understanding our business, results of operations and financial condition because they involve more significant judgments and estimates used in the preparation of our consolidated financial statements. An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and any changes in the different estimates that could have been used in the accounting estimates that are reasonably likely to occur periodically could materially impact our consolidated financial statements.

Our most critical accounting policies and estimates that may materially impact our results of operations include:

Revenue Recognition

The accounting related to revenue recognition in the digital media and multimedia broadcast industry is complex and affected by interpretations of the rules and an understanding of various industry practices, both of which are dynamic in nature and subject to change. As a result, revenue recognition accounting rules require us to make significant judgments. Yet, at a minimum we consistently apply the guidelines for revenue recognition established in SEC Staff Accounting Bulleting No. 104 “Revenue Recognition in Financial Statements.” These guidelines establish that revenue can be recognized when persuasive evidence of an arrangement exists, the goods or service has been shipped, all significant contractual obligations have been satisfied, the fee is fixed or determinable and collection is reasonably assured.

Revenue is recognized in the period in which the service is provided for telecommunications services. Revenue from mobile marketing services are recognized on the completed-contract basis when the services are completed and accepted by the customer. The completed-contract method is used because our contracts for these types of services are typically either short-term in duration or management is unable to make reasonably dependable estimates of the costs of the contracts.

Income Taxes

Income taxes are accounted for using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes (SFAS 109). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operation loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. We continue to record a valuation allowance for the full amount of deferred income taxes, which would otherwise be recorded for tax benefits related to operating loss carry forwards, as realization of such deferred tax assets cannot be determined to be more likely than not likely.

Accounting for Stock-Based Compensation

We adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment, as supplemented by the interpretation provided by SEC Staff Accounting Bulletin No. 107, issued in March 2005. (SFAS 123R replaced SFAS 123, Stock-Based Compensation, issued in 1995.) Under this method, the fair value of all common stock granted or modified after adoption must be recognized in the statement of operations and total compensation cost related to non-vested awards not yet recognized, determined under the original provisions of SFAS 123, must also be recognized in the statement of operations.

Foreign Currency Translation

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenue, expenses, and cash flows are translated at the average exchange rate for the period to approximate translation at the exchange rate prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. As of June 30, 2007 and 2006 the exchange rate for the United Kingdom Pound was $2.0039 U.S. and $1.8163, respectively, for ₤1.00.

The functional currency of the Company’s U.K. subsidiary is the local currency. The financial statements of the subsidiary are translated to U.S. dollars using period-end rates of exchange for assets and liabilities, and the average rate of exchange for the period for revenue, costs and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations.

Recently Issued Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154, Accounting Changes and Error Corrections-A Replacement of APB No. 20 and FASB Statement No. 3 (“SFAS No. 154”). SFAS No. 154 requires retrospective application to prior periods’ financial statements for changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes -an Interpretation of FASB Statement No. 109 (“FIN 48”). This Interpretation prescribes a consistent recognition threshold and measurement standard, as well as clear criteria for subsequently recognizing, derecognizing and measuring tax positions for financial statement purposes. The Interpretation also requires expanded disclosure with respect to uncertainties as they relate to income tax accounting. FIN 48 is effective for fiscal years beginning after December 15, 2006, and must therefore be adopted by us no later than our fiscal year ending December 31, 2007. Management is currently evaluating the impact of adopting FIN 48. The cumulative effect of the Interpretation’s adoption will be an adjustment to beginning retained earnings in the year of adoption.

In September 2006, the FASB issued Statement of Financial Standards No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. This Statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of SFAS 157 are effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS 157 to have a material impact on our financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) 108, Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements, which eliminates the diversity in practice surrounding the quantification and evaluation of financial statement errors. The guidance outlined in SAB 108 is effective for us in 2008 and is consistent with our historical practices for assessing such matters when circumstances have required such an evaluation. Accordingly, we do not believe that adoption of SAB 108 will have any impact on us.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are assessing the impact the adoption of SFAS 159 will have on our financial position and results of operations for fiscal 2008.

Merger

Pursuant to the first bullet point under the heading “Merger” in Item 2.01 of the Form 8-K, the number of shares of common stock that were issued in the merger to the former holders of g8wave, Inc.'s common stock was inadvertently stated as 9,697,500.  This number should have been 9,650,000.  ALL other capitalization numbers set forth in that bullet point of the Form 8-K are correct as stated in the Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Item 9.01 of the Form 8-K is hereby supplemented as follows:

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), g8wave’s unaudited financial statements for the six-month interim periods ended June 30, 2007 and June 30, 2006 are filed in this Current Report on Form 8-K/A as Exhibit 99.4.

(b) Proforma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed with this Current Report on Form 8-K/A as Exhibit 99.5.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description
99.4	g8wave, Inc. financial statements for the six months ended June 30, 2007 (unaudited) and consolidated statements of operations and cash flows for the six months ended June 30, 2006 (unaudited)
99.5	Pro forma unaudited combined balance sheet as of June 30, 2007

Forward-Looking Statements

This Current Report on Form 8-K/A and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 28, 2007
g8wave Holdings, Inc.

	By:	/s/ Habib Khoury
Habib Khoury Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.4	g8wave, Inc. financial statements for the six months ended June 30, 2007 (unaudited) and consolidated statements of operations and cash flows for the six months ended June 30, 2006 (unaudited)
99.5	Pro forma unaudited consolidated balance sheet as of June 30, 2007